UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

Lazard Ltd

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-32492	98-0437848
(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street, Hamilton, Bermuda Street	HM 11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 441-295-1422

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	LAZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Extended Retention Agreements with Messrs. Jacobs, Russo and Orszag

On March 31, 2022, Lazard Ltd (the “Company”) and Lazard Group LLC (“Lazard Group” and, collectively with the Company and its and their subsidiaries, affiliates, predecessors and successors, the “Firm”) entered into amended and restated retention agreements with each of Kenneth M. Jacobs, Evan L. Russo and Peter R. Orszag. The extended retention agreements replaced their prior retention agreements, which expired on March 31, 2022. The extended retention agreements have a term that expires on March 31, 2025 or, if later, the second anniversary of a change in control of the Company. The material terms and conditions of the extended retention agreements are described below and are substantially the same as the terms and conditions of the prior retention agreements, except as set forth below.

Pursuant to the extended retention agreements, the executives will continue to serve in their current positions, except that Mr. Russo’s extended retention agreement provides that he will become Chief Executive Officer of the Firm’s Asset Management business, including Chief Executive Officer of Lazard Asset Management LLC (“LAM”), no later than June 1, 2022. Generally, each executive’s service under his extended retention agreement may be terminated by either party upon three months’ notice.

The extended retention agreements provide for the same minimum annual base salary of $900,000 for Mr. Jacobs and $750,000 for each of Messrs. Russo and Orszag. In addition, each executive is entitled to an annual bonus to be determined under the Company’s applicable annual bonus plan on the same basis as annual bonuses are determined for other executive officers of the Company, provided that, in each case, the executive is employed by the Company at the end of the applicable fiscal year. Such bonus will be paid in the same ratio of cash to equity and deferred awards as is generally applicable to other executives receiving comparable bonuses.

The extended retention agreements also provide that each executive is entitled to participate in employee retirement and welfare benefit plans and programs of the type made available to the Company’s most senior executives. In addition, Mr. Jacobs continues to be entitled, subject to his continued employment with the Company, to the fringe benefits and perquisites to which he was entitled as of March 31, 2022.

The extended retention agreements provide for certain severance benefits in the event of a termination of employment by the Company other than for “cause” or by the executive for “good reason” (a “Qualifying Termination”) prior to the expiration of the extended retention agreement. Except in the case of a Qualifying Termination that occurs on or following a change in control of the Company, the severance benefits described below are conditioned upon the applicable executive’s timely delivery of an irrevocable waiver and release of claims in favor of the Company and its affiliates. The terms “cause” and “good reason” are set forth in the extended retention agreements and are consistent with the prior retention agreements, except that pursuant to the extended retention agreements, the definition of “good reason” for Messrs. Russo and Orszag also includes a failure of the Company and its affiliates, following March 31, 2025, to continue such executive’s employment pursuant to an agreement having terms and conditions that are reasonable at such time.

In the event of a Qualifying Termination, the executives generally would be entitled to receive in a lump sum: (i) any unpaid base salary accrued through the date of termination; (ii) any earned but unpaid bonuses for years completed prior to the date of termination; (iii) a pro-rated portion of the average annual bonus (or, to the extent applicable, cash distributions, and any bonuses paid in the form of equity awards or special retention awards, in the case of Mr. Orszag, based on the grant date value of such equity or cash awards in accordance with the Company’s normal valuation methodology) paid or payable to the executive for the Company’s two completed fiscal years immediately preceding the fiscal year in which the termination occurs; and (iv) a severance payment in an amount equal to two times the sum of such executive’s base salary and average annual bonus (not pro-rated) described in clause (iii); provided that, if Mr. Russo or Mr. Orszag terminates his employment for “good reason” because his agreement is not renewed, the amount described in clause (iv) would be reduced to one times. For non-retirement eligible executives whose extended retention agreements are not renewed and do not resign at such time, but do retire prior to December 31, 2025, they will be deemed retired under the Company’s Deferred Compensation Retirement Policy (the “Policy”). The pro-rated portion of the average annual bonus described in clause (iii) of the first sentence of this paragraph is also payable in the event of a termination due to death or disability. Upon a Qualifying Termination, each executive and his eligible dependents would generally continue to be eligible to participate in the Company’s medical and dental benefit plans, on the same basis as in effect immediately prior to the date of termination (which currently requires the executive to pay a portion of the premiums) for a number of years equal to the severance multiple in clause (iv) above. The period of such medical and dental benefits continuation would generally be credited towards the executive’s credited age and service for the purpose of the Company’s retiree medical program.

Mr. Orszag’s extended retention agreement reaffirms the previously disclosed grant of a special retention award payable on July 15, 2022, subject to Mr. Orszag’s continued employment with the Company through such date, consisting of a cash payment equal to $1,250,000 and equity-based awards with a grant date value of $2,500,000, which is subject to vesting on September 3, 2024. In the event Mr. Orszag resigns without “good reason” or is terminated for “cause” on or prior to July 15, 2024, he will be obligated to repay the applicable cash payment to the Company. Mr. Orszag’s extended retention agreement also provides for a grant of special retention awards payable on July 15, 2023, consisting of a cash payment equal to $2,000,000 and equity-based awards with a grant date value of $2,000,000, generally subject to the terms described above in respect of his 2022 special retention awards, except subject to vesting and repayment one year later. In addition, Mr. Orszag continues to be required to repay certain other awards paid to him prior to his entry into the prior retention agreement in the event that he terminates his employment without “good reason” or is terminated for “cause” on or prior to the dates specified therein.

In addition to the post-employment medical and dental benefits described above, following a termination of Mr. Jacobs’ service for any reason other than for “cause”, Mr. Jacobs and his eligible dependents would be eligible for continued participation in the Company’s medical and dental benefit plans for the remainder of Mr. Jacobs’ life and that of his current spouse, with Mr. Jacobs or his spouse paying the full cost of all premiums associated with such coverage (other than during the two-year period following a Qualifying Termination, as described above). If, following termination of Mr. Jacobs’ employment and prior to a change in control of the Company, such coverage becomes impracticable due to fundamental changes in law, Mr. Jacobs and the Company will cooperate to implement reasonable changes to such coverage, as mutually agreed in writing.

A resignation by an executive for “good reason” will be treated as a termination by the Company without “cause” for purposes of all of his equity and other deferred awards outstanding at the time of such resignation (including after the expiration of the extended retention agreement). Solely in the case of Mr. Jacobs, in the event of a Qualifying Termination of Mr. Jacobs’ employment prior to March 31, 2025, he will be permitted to sell his restricted shares that are subject to ongoing vesting requirements, provided that the proceeds of the sale must be deposited in escrow and will remain subject to forfeiture until the restricted shares otherwise would have vested. Pursuant to Mr. Russo’s extended retention agreement, the Company will reimburse Mr. Russo on a reasonable basis with respect to the financial implications arising from Mr. Russo’s serving as Chief Executive Officer of the Firm’s Asset Management business on the treatment of equity compensation and deferred awards that have been allocated to him prior to March 31, 2022.

While providing services to the Company (including during any period of notice of termination) and for six months thereafter (or for three months thereafter, in the event of a Qualifying Termination), the executive is subject to restrictive covenants prohibiting competition with the Firm and solicitation of its clients. In addition, while providing services to the Company (including during any period of notice of termination) and for nine months thereafter, each executive is also prohibited from soliciting employees of the Firm. Each executive is also subject to a perpetual confidentiality covenant and a mutual perpetual nondisparagement covenant and must cooperate with the Firm to maintain client relationships for 90 days following termination of the executive’s services. Notwithstanding any other provision in any extended retention agreement, equity awards will not be subject to forfeiture as a result of the breach of any restrictive covenants following a change in control of the Company.

Each extended retention agreement provides that the executive is subject to the Company’s clawback policy, as in effect on the effective date of the extended retention agreement.

None of the executives is entitled to an excise tax gross-up payment with respect to Section 280G of the Internal Revenue Code. Instead, the extended retention agreements provide for a “best net” approach, whereby change-in-control payments are limited to the threshold amount under Section 280G if it would be more favorable to the executive on a net after-tax basis than receiving the full payments and paying the excise taxes.

The preceding summary of the extended retention agreements is qualified in its entirety by reference to the extended retention agreements attached as Exhibits 10.1, 10.2 and 10.3 as though such agreements were fully set forth herein.

Resignation Letter Agreements with Messrs. Bhutani and Stern

On March 31, 2022, the Company entered into resignation letter agreements with each of Ashish Bhutani and Alexander F. Stern, relating to each such individual’s planned retirement and transition services. The material terms and conditions of the letter agreements are described below.

Pursuant to their respective letter agreements, Mr. Bhutani will continue to serve as the Chief Executive Officer of LAM until June 1, 2022, at which point he will continue as Chairman of the Asset Management business and Vice Chairman of the Company until December 31, 2022, and Mr. Stern will continue to serve as President of the Company until December 31, 2022 (the date each individual terminates service with the Company and Lazard Group, as applicable, the “Resignation Date”).

In addition, effective as of June 1, 2022, Mr. Bhutani will resign as a member of the Company’s Board of Directors, and effective as of the applicable Resignation Date, each of Messrs. Bhutani and Stern will resign from each other position they hold as an officer, manager or member of the board of directors of the Firm, excluding, in the case of Mr. Stern, any such role with Lazard Growth Acquisition Corp. I. Such resignations were the decision of the individuals and are not the result of any dispute or disagreement with the Company, the Company’s management or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company.

From April 1, 2022 through the applicable Resignation Date, each individual (i) will continue to be entitled to receive his current base salary, (ii) is entitled to an annual bonus in respect of calendar year 2022 to be determined under the Company’s applicable annual bonus plan on the same basis as annual bonuses are determined for other executive officers of the Company and (iii) is entitled to participate in employee retirement and welfare benefit plans and programs of the type made available to the Company’s most senior executives.

Pursuant to their respective letter agreements, (i) in the event of a termination without “cause” (or, in the case of Mr. Stern, due to “good reason”) (each, as defined in the applicable prior retention agreement), the applicable individual would be entitled to (i) (A) a cash payment equal to one times base salary and average annual bonus paid or payable to him for the Company’s two completed fiscal years immediately preceding the fiscal year in which the termination occurs and (B) continued participation in the Company’s medical and dental benefit plans for 12 months, generally on the same basis as in effect immediately prior to the date of termination, and (ii) in the event of a termination due to death or disability, a pro-rated portion of the average annual bonus described in clause (i) (A). Notwithstanding the foregoing, each of Messrs. Bhutani and Stern will remain entitled to any outstanding equity compensation or deferred awards (including in respect of calendar year 2022) in accordance with the Policy and under the same terms regarding termination as their prior retention agreement; provided that any requirement that the individual remain affiliated with the Firm after a payment, grant or allocation date will not apply. In addition, each of Messrs. Bhutani and Stern remains subject to continued compliance with any restrictive covenants contained in the award agreement governing his outstanding equity compensation or deferred awards in accordance with their respective terms.

The preceding summary of the resignation letter agreements is qualified in its entirety by reference to the resignation letter agreements attached as Exhibits 10.4 and 10.5 as though such agreements were fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed or furnished as part of this Report on Form 8-K:

Exhibit No.	Description

10.1	Amended and Restated Agreement Relating to Retention and Noncompetition and Other Covenants, dated as of March 31, 2022, by and among the Registrant, Lazard Group LLC and Kenneth M. Jacobs

10.2	Amended and Restated Agreement Relating to Retention and Noncompetition and Other Covenants, dated as of March 31, 2022, by and among the Registrant, Lazard Group LLC and Evan L. Russo

10.3	Amended and Restated Agreement Relating to Retention and Noncompetition and Other Covenants, dated as of March 31, 2022, by and among the Registrant, Lazard Group LLC and Peter R. Orszag

10.4	Resignation Letter Agreement, dated as of March 31, 2022, by and between the Registrant and Ashish Bhutani

10.5	Resignation Letter Agreement, dated as of March 31, 2022, by and between the Registrant and Alexander F. Stern

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD LTD
(Registrant)

By:	/s/ Scott D. Hoffman
Name:	Scott D. Hoffman
Title:	General Counsel and Chief Administrative Officer

Dated: April 6, 2022